As Filed with the Securities and Exchange Commission on October 24, 2002
Registration No. 333-86982

SECURITIES AND EXCHANGE COMMISSION

Washington, DC, 20549

AMENDMENT NO. 4
TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LONGBOW MINING CORP.

(Name of small business in its charter)

Nevada	1081	75-3026459

______________________________________________________________________________
(State or Other Jurisdiction of Organization	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)
LONGBOW MINING CORP 186 Stevens Drive, West Vancouver, BC, Canada, V7S 1C4 (604) 926-3288	SUTTON LAW CENTER, PC 699B Sierra Rose Drive, Reno, Nevada, USA, 89511 (775) 824-0300

______________________________________________________________________________
(Address and Telephone of registrant's executive offices)	(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act Registration Statement Number of the of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Aggregate Amount To Be Registered	Offering Price Per Share	Offering Price	Registration Fee [1]
Common Stock:	2,000,000 shares	$0.10	$200,000	$18.40

[1] Estimated solely for the purposes of calculating the registration fee under Rule 457(o).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE WHERE OFFERS, SOLICITATIONS OR SALES WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY THE STATES.

Prospectus
LONGBOW MINING CORP.
Shares of Common Stock
1 - 2,000,000

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

Ernest Cheung, one of our officers and directors, will be the only person selling our shares in this Offering.

Investing in our common stock involves risks. See "Risk Factors - Risks Associated with This Offering".
	Price Per Share	Proceeds to Us
Per Share	$0.10	$0.10
Total	$200,000	$0.00 - $200,000[1]

1 Before deducting estimated expenses of $50,000, all of which will by paid by Longbow Mining Corp.

There is no minimum number of shares that has sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table. If we do not raise at least $50,000 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment. See "Use of Proceeds".

If we raise less than $50,000 in this offering, we will not be able to continue our proposed operations. In this circumstance we will consider conducting another public offering, a private placement or borrowing funds to continue our proposed operations. See "Risk Factors - Risks Associated With Our Company - 7. We may not have enough money to complete our exploration". If we raise $100,000 we expect that we will be able to pay our offering expenses, pay the costs associated with Phase 1 of our exploration program. If we raise $150,000 we will be able to pay our offering expenses, pay the costs associated with Phase 1 of the exploration program and pay a portion of the costs associated with Phase 2 of the exploration program.

If we raise $200,000, we will be able to pay our offering expenses, pay the cost associated with Phase 1 of the exploration program and a larger portion of the costs associated with Phase 2 of the exploration program. To complete Phase 2 of the exploration program, we will use the loans provided to us by the officers and directors to pay the balance of the costs of Phase 2. See "Management Discussions and Analysis of Financial Conditions and Results of Operations".

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not a offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is October 24, 2002.

TABLE OF CONTENTS
SUMMARY OF OUR OFFERING	5
RISK FACTORS	6
USE OF PROCEEDS	8
DETERMINATION OF OFFERING PRICE	9
CAPITALIZATION	10
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	11
PLAN OF DISTRIBUTION - TERMS OF THE OFFERING	12
BUSINESS	14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS	18
MANAGEMENT	18
EXECUTIVE COMPENSATION	20
PRINCIPAL STOCKHOLDERS	23
DESCRIPTION OF SECURITIES	24
CERTAIN TRANSACTIONS	26
LITIGATION	26
EXPERTS	26
LEGAL MATTERS	26
FINANCIAL STATEMENTS	26

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering. Because it is a summary, it does not contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

Our Business

We are an exploration stage company. We own one property. We intend to explore for gold on our property.

Our administrative office is located at 186 Stevens Drive, West Vancouver, BC, Canada, V7S 1C4, telephone number (604) 926-3288, and our registered statutory office is located at 699B Sierra Rose Drive, Reno, Nevada, USA, 89511. Our fiscal year end is December 31.

The Offering

Following is a brief summary of this offering See the "Plan of Distribution - Terms of the Offering" in this prospectus for a more detailed description of the terms of the Offering:
Securities being offered:	Up to 2,000,000 shares of common stock, par value $0.001
Offering price per share:	$0.10
Offering period:	The shares are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to our company:	$0.00 if no shares are sold and up to $150,000 if maximum number of shares are sold
Use of proceeds:	We will use the proceeds to pay for offering expenses, research and exploration. "See Use of Proceeds"
Number of shares outstanding	900,000
Number of shares outstanding after the Offering:	up to 2,900,000

We will sell in this offering through Ernest Cheung, one of our officers and directors. Mr. Cheung intends to offer the shares through advertisements and investment meetings and to friends and our officers and directors.

There is no minimum number of shares that have to be sold in this offering and the shares will be sold on a best efforts basis only. We offer to sell up to 2,000,000 shares, which is the maximum number of shares to be sold. We may not be able to sell any shares. If we raise less than $50,000 in this offering, none of the proceeds will be available for our business. We will not be able to continue our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

We are not listed for trading on any stock exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated with our Company:

1. We expect losses to continue, and the failure to generate revenues could cause us to go out of business.

We were incorporated in February 1, 2002, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. We have not generated any operating revenues since inception. Our net loss since inception to April 5, 2002is $6,605. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate a profitable mineral property, our ability to generate revenues and our ability to reduce exploration stage costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

2. We are subject to risks inherent in the establishment of a new business enterprise.

We are subject to risks inherent in the establishment of a new business enterprise including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns. If we are not able to address these events, should they occur, we may have to curtail or suspend our operations.

3. We have no known mineral reserves and if cannot find any we will have to cease operations.

We have no mineral reserves. If we do not find a mineral reserve containing gold or if we cannot explore the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do it, we will have to cease operations and you will lose your investment.

4. Weather interruptions in the Province of British Columbia may affect and delay our proposed exploration operations.

Our proposed exploration work can only be performed approximately five to eight months out of the year. This is because rain and snow cause roads leading to our claims to be impassible during four months of the year. When roads are impassible, we are unable to work and generate income.

5. Because we are small and do not have much capital, we must limit our exploration. This may prevent us from realizing any revenues and you may lose your investment as a result.

Because we are small and do not have much capital, we must limit the time and money we expend on exploration of interests in our property. In particular, we will not:

devote the time we wold like to exploring our property;

spend as much money as we would like to exploring our property.

rent the quality of equipment we would like to have for exploration.

have the number of people working on our property that we would like to have.

By limiting our operations, it will take longer to explore our property. There are other larger exploration companies that could and probably would spend more time and money exploring the property that we have acquired.

6. We will have to suspend our exploration plans if we do not have access to all our supplies and materials we need.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, like dynamite, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

7. We may not have enough money to complete our exploration.

We may not have enough money to complete the exploration of our property. If it turns out that we do not have enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money, and can't raise it, we will have to suspend or cease operations.

8. One of our officers and directors have conflicts of interest in that they are officers and directors of other mining companies.

One of our officers and directors has conflicts of interests in that he is an officer and director of other mining companies. In the future, if we decide to acquire a mining property, which is also sought by one of the companies, which Mr. Stephen Kenwood is an officer or director, a direct conflict of interest could result.

9.  We owe our officers and directors a substantial amount of money that they are entitled to demand at any time and if they demand repayment of the amount we owe them it may compromise our business operations and you could lose your investment.

Mr. Tse and Archer Pacific Management, a Company wholly owned by Ernest Cheung, advanced demand loans to us in the total sum of $158,516, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. We issued three promissory notes reflecting the demand loans and they are due upon demand. Our officers agreed that they will accept payment from us when the money is available.. However, if they demand repayment of the money owed to them before we are in a position to pay it this may harm our proposed business operations and new investors may lose their investment.

10. We may conduct further offerings in the future in which case your shareholdings will be diluted.

We may conduct further offerings in the future to finance our current project or to finance subsequent projects that we decide to undertake. If we decide to raise money or conduct further offerings in the future your shareholdings will be diluted.

11. The deed on our property has not been registered in our name. The recorded owner will have superior title to the property.

The claims are recorded in Mr. Kenwood's name to avoid paying additional fees, however, title to the claims has been conveyed by us by an unrecorded deed. Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500 (Canadian dollars) and file other documents since we are a foreign corporation in Canada. An unrecorded deed is one which title to the property has been transferred to us, but the deed has not been filed with the British Columbia office of records. Title to the property is superior to all other unrecorded deeds. Should Mr. Kenwood transfer title to another person and that deed is recorded before recording our deed, that person will have superior title and we will have none.

Risks Associated with This Offering

1. 1. Because our common stock is penny stock, you may not be able to resell our shares.

Our common stock is defined as "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because our common stock is a penny stock, you may be unable to resell our shares. This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than accredited investors. As a result, fewer broker-dealers are willing to make a market in our stock. See "Description of Securities - Penny Stock on page 26".

2. Mr. Fred Tse and Archer Pacific Management Inc. will receive a substantial benefit from your investment.

Mr. Fred Tse and Archer Pacific Management Inc., our only shareholders, will receive a substantial benefit from your investment. They are supplying the cash of $6,000 and loans totaling $158,516, which have to be repaid. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Mr. Fred Tse and Archer Pacific Management Inc. will lose only approximately $6,000.

3. Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

4. There is no minimum number of shares that must be sold and we will not refund any funds to you.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

5. You may be investing in a company that does not have adequate funds to conduct its operations.

Because there is no minimum number of shares that must be sold and we will not refund any funds to you, it is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.

6. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

A total of 900,000 shares of stock were issued to directors and officers. They paid an average price of $0.006 per share. Subject to the restrictions described under "Principal Stockholders - Future Sales by Existing Stockholders", they will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

USE OF PROCEEDS

Our offering is being made on a best efforts - no minimum basis. The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used for offering expenses. We will use the net proceeds as follows:
Amount raised	$50,000	$100,000	$150,000	$200,000

Allocation
Offering expenses	$50,000	$50,000	$50,000	$50,000
Exploration	$0	$50,000	$100,000	$140,000
Working capital	$0	$0	$0	$10,000

If we raise less than $50,000 in this offering, we will not be able to continue our proposed operations. In this circumstance we will consider conducting another public offering, a private placement or borrowing funds to continue our proposed operations. See "Risk Factors - Risks Associated With Our Company - 7. We may not have enough money to complete our exploration". If we raise $100,000 we expect that we will be able to pay our offering expenses, pay the costs associated with Phase 1 of our exploration program. If we raise $150,000 we will be able to pay our offering expenses, pay the costs associated with Phase 1 of the exploration program and pay a portion of the costs associated with Phase 2 of the exploration program.

If we raise $200,000, we will be able to pay our offering expenses, pay the cost associated with Phase 1 of the exploration program and a larger portion of the costs associated with Phase 2 of the exploration program. To complete Phase 2 of the exploration program, we will use the loans provided to us by the officers and directors to pay the balance of the costs of Phase 2. See "Management Discussions and Analysis of Financial Conditions and Results of Operations".

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If the proposed exploration program yields a significant discovery of minerals in phase one, the Company will focus its efforts on that discovery in a phase two program that would probably entail trenching and diamond drilling. This phase of exploration is more focused than that of phase one and will provide more detailed data toward determining the size of the discovery. Continued success in phase two would lead to more intensive diamond drilling and the completion of a feasibility study to determine whether or not an economically viable mineral reserve exists. If we have to continue to explore for gold, the costs of exploration will increase. See "Business - Our Proposed Exploration Program".

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

our lack of operating history

the proceeds to be raised by the offering

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders our relative cash requirements

the price we believe a purchaser is willing to pay for our stock

See "Plan of Distribution - Terms of the Offering."

CAPITALIZATION

The following table sets forth our capitalization at April 5, 2002, on a historical basis and as adjusted to reflect the sale of the shares.

This table should be read in conjunction with the section entitled, Management's Discussion and Analysis of Financial Condition and Results of Operations, our Financial Statements and Notes and other financial and operating data included elsewhere in this prospectus.

As Adjusted After Offering
Stockholders' Equity Common stock: 75,000,000 shares authorized par value $0.001	Actual	25%	50%	75%	100%
900,000 issued and outstanding	$900
1,400,000 issued and outstanding		$1,400
1,900,000 issued and outstanding			$1,900
2,400,000 issued and outstanding				$2,400
2,900,000 issued and outstanding					$2,900
Additional paid in capital	$5,100	$54,600	$104,100	$153,600	$203,100
Deficit accumulated during the exploration stage	$6,605	$6,605	$6,605	$6,605	$6,605
Total Stockholders' Equity (deficit)	($605)	$49,395	($99,395	$149,395	$199,395

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares new investors purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of April 5, 2002, the net tangible book value of our shares of common stock was ($605) or approximately ($0.001) per share based upon 900,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 2,900,000 shares to be outstanding will be $199,395, or approximately $0.069 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.070 per share without any additional investment on their part. new investors will incur an immediate dilution from $0.10 per share to $0.069 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 2,400,000 shares to be outstanding will be $1449,395, or approximately $0.062 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.063 per share without any additional investment on their part. new investors will incur an immediate dilution from $0.10 per share to $0.062 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 1,900,000 shares to be outstanding will be $99,395, or approximately $0.052 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.053 per share without any additional investment on their part. new investors will incur an immediate dilution from $0.10 per share to $0.052 per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 1,400,000 shares to be outstanding will be $49,395, or approximately $0.035 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.036 per share without any additional investment on their part. new investors will incur an immediate dilution from $0.10 per share to $0.035 per share.

After completion of this offering, if 2,000,000 shares are sold, new investors will own approximately 68.96% of the total number of shares then outstanding for which new investors will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 31.04% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,000, or approximately $0.006 per share.

After completion of this offering, if 1,500,000 shares are sold, new investors will own approximately 62.50% of the total number of shares then outstanding for which new investors will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 37.50% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,000, or approximately $0.006 per share.

After completion of this offering, if 1,000,000 shares are sold, new investors will own approximately 52.63% of the total number of shares then outstanding for which new investors will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 47.37% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,000, or approximately $0.006 per share.

After completion of this offering, if 500,000 shares are sold, new investors will own approximately 35.71% of the total number of shares then outstanding for which new investors will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 64.29% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,000, or approximately $0.006 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders:
Existing Stockholders

Price per share	$0.006
Net tangible book value per share before offering	$0.001
Net tangible book value per share after 100% offering sold	$0.069
Increase to present stockholders in net tangible book value per share after offering	$0.070
Capital contributions	6,000
Number of shares outstanding before the offering	900,000
Number of shares after offering held by existing stockholders	900,000
Percentage of ownership after offering	31.04

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.031
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	68.96

Purchasers of Shares in this offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$0.038
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	62.50

Purchasers of Shares in this offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.048
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	52.63

Purchasers of Shares in this offering if 25% of Shares Sold

Price per share	$0.10
Dilution per share	$0.065
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	35.71

PLAN OF DISTRIBUTION - TERMS OF THE OFFERING

Offering Will be Sold by One of Our Officers

We will be offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through Ernest Cheung, one of our officers and directors. Mr. Cheung will contact individuals and corporations with whom has an existing or pas pre-existing business or personal relationship with and will attempt to sell them our common stock. Mr. Cheung will receive no commission from the sale of any shares. Mr. Cheung will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Cheung has not sold and will not sell his securities until this offering is concluded. Mr. Cheung is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Cheung is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker-dealer or associated with a broker-dealer. Mr. Cheung has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Tse and Mr. Kenwood including any of their associated companies will not be participating in the selling of any securities of this offering.

Mr. Cheung will start to sell the securities of this offering only after our registration statement is declared effective by the SEC. Mr. Cheung intends to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. He will not utilize the Internet to advertise our offering. He will also distribute the prospectus to potential investors at meetings and to his friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, if we choose to do so..

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement.

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Longbow Mining Corp."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions, in whole or in part, for any reason and for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on February 1, 2002. We own one mining property. We maintain our statutory registered agent's office at 699B Sierra Rose Drive, Reno, Nevada, USA, 89511 and our business office is located at 186 Stevens Drive, West Vancouver, BC, Canada, V7S 1C4. Our telephone number is (604) 926-3288. Our offices are leased from FKT Exploration Consultants Limited, a company wholly owned by Fred Tse, started in April, 2002 on a month-to-month basis and our monthly rental is $600.

Background

In February and March of 2002, Stephen Kenwood a member of the board of directors, acquired the mineral property containing eight contiguous one unit claims by arranging the staking of the same through a third party, and two twenty unit claims that encompass the eight one unit claims by staking the same himself. It cost us $560 (Canadian dollars). The claims are recorded in Mr. Kenwood's name to avoid paying additional fees, however, title to the claims has been conveyed by us by an unrecorded deed. Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500 (Canadian dollars) and file other documents since we are a foreign corporation in Canada. An unrecorded deed is one which title to the property has been transferred to us, but the deed has not been filed with the British Columbia office of records. Title to the property is superior to all other unrecorded deeds. Should Mr. Kenwood transfer title to another person and that deed is recorded before recording our deed, that person will have superior title and we will have none. If that event occurs, however, Mr. Kenwood will be liable to us for monetary damages for breach of his warranty of title. We have decided that if gold is discovered on the property and it is economical to remove the gold, we will record the deed, pay the additional tax, and file as a foreign corporation. We are in possession of the unrecorded deed and the decision to record or not record the deed is solely within our province. The property was chosen by Stephen Kenwood. See "Risk Factors - Risks Associated with Our Company - 11. The deed on our property has not been registered in our name. The recorded owner will have superior title to the property".

The property was chosen for its potential to host precious metal mineralization, primarily gold. The property has been the site of historical small scale operation dating back over 100 years. Several gold showings are known to exist and have never been available in one comprehensive land package. We plan to perform a modern exploration program over a relatively large area that is covered by our claims; recent exploration in the area in the late 1980's appears to have been on a very limited scale and none of the high grade vein structures have been subjected to drill testing.

To date we have not performed any work on our property. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Location and Access

The property consists of 10 claims covering approximately 2,500 acres and is located 20 kilometers south of Cherryville, British Columbia, and 70 kilometers east of Vernon, BC, along Highway 6, which cuts the property in half. Access from the highway to the eastern and western reaches of the claims can be obtained from several logging roads which leave Highway 6 near the southern boundary of the claims.

Claim Status

The following is a list of the claims:
Claim Name	Units	Record Number	Record Date	Current Expiry Date
Wyatt 1	1	391984	February 28, 2002	February 8, 2003
Wyatt 2	1	391985	February 28, 2002	February 8, 2003
Wyatt 3	1	391986	February 28, 2002	February 8, 2003
Wyatt 4	1	391987	February 28, 2002	February 8, 2003
Wyatt 5	1	391988	February 28, 2002	February 8, 2003
Wyatt 6	1	391989	February 28, 2002	February 8, 2003
Wyatt 7	1	391990	February 28, 2002	February 8, 2003
Wyatt 8	1	391991	February 28, 2002	February 8, 2003
Gabi	20	39221	March 20, 2002	March 13, 2003
Madi	20	39222	March 20, 2002	March 13, 2003

In order to maintain the claims the holder must either record the exploration work carried out on that claim during the current anniversary year or pay cash in lieu. During the first three years of a claims existence, the cash in lieu amount is $100 (Canadian Dollars) per unit with an additional $10 (Canadian Dollars) per unit recording fee; the cash in lieu amount increases to $200 per unit after the third year. Work performed must equal or exceed the minimum specified value per unit; excess value of work in one year can be applied to cover work requirements on the claim for additional years.

The claims are subject to a native land claim from the Westbank First Nation who submitted a statement of intent to negotiate a treaty covering 11,000 square miles in December 1993. The British Columbia Treaty Commission accepted the claim in January 1994. The northern boundary of the land claim passes through the centre of our claims. There are no land claims on the northern half of our claims.

The Supreme Court of Canada Delgamuukw decision of December 1997 affirms the provincial Crown's power to infringe on aboriginal rights and title for valid economic reasons subject to payment of appropriate compensation.

Physiography and Climate

Topography on the claims is generally moderate slopes with elevations ranging from 3,500 feet in the valley bottom to 5,500 feet on the mountain tops.

The claims are moderately timbered with the southern portion having been clear-cut logged in recent years. The area is characterized by warm dry summers with mild winters. Access to water is excellent in the area and power lines run through the middle of the property.

Snowfall in the area is moderate and the claims are snow free from late March to late November.

Property Geology

We have a geologist report on the property provided by Rod W. Husband dated March 25, 2002 (the "Husband Report"). Mr. Rod Husband is a graduate of the University of British Columbia (1987) and holds a B.Sc degree in geology. He is a member of the Association of the Professional Engineers and Geologists of British Columbia and has been engaged in his profession by various mining explorations and/or geological consulting companies since 1987. According to the Husband Report, the claims are located within rocks of the Permian-Pennsylvanian aged "Thompson Assemblage" (formerly Cache Creek Group). Both units are similar, consisting of interbedded sediments, including limestone and volcanics. They form a continuous belt trending northwesterly from Vernon while to the east of this city, they occur as discontinuous, block faulted sections. An unconformity was recognized between the two formations near Lavington, 37 kilometers to the west of the property.

These rocks are intruded by large granitic masses, related to the Jurassic aged Nelson batholith, and smaller ones of possibly Cretaceous age. Tertiary volcanics on the Kamloops Group cap much of the area.

Northwest striking faults and folds are common within the Thompson Assemblage. These parallel the regional northwest trend. Due to the lack of good marker beds, these structures are not obvious.

Lode mining on the claims dates back to the early 1900's when gold was first discovered in the area. Three adits are reported on the Wyatt property with two being driven onto quartz veins and the third reportedly abandoned while still in overburden.

In 1900, part of our claims were optioned by the Cherry Creek Gold Mining Co. Ltd. From 1902-1904, drifts, raises and adits were developed on the McPhail vein. The McPhail tunnel was 52 metres long with two raises of 7.6 and 15 metres respectively. The Evening Star tunnel was 70 metres long and an unnamed tunnel was about 91 metres long with a raise 23 to 30 metres long.

Seven quartz veins occur over a 122-metre interval, of these four veins are narrow and relatively unmineralized. Three subparallel veins, explored by tunnels, are 30 to 91 centimetres wide, trend 310 degrees and dip 40 to 70 degrees southwest. The veins are hosted in sediments and are mineralized with fine-grained pyrite, galena, sphalerite and minor chalcopyrite.

The McPhail vein can be traced on surface for 76 metres. The vein is 60 to 91 centimetres wide on surface but underground is up to 2.4 metres wide. Mineralization consists of scattered bunches of very fine grained pyrite, galena and sphalerite and minor chalcopyrite and tetrahedrite.

A second vein, 30 metres north of the McPhail vein, is explored by a 91-metre tunnel. The vein is at least 60 centimetres wide locally and is explored by a vertical raise about 24 metres from the face.

As evidenced in the reports on the old workings located on the claims claims, several parallel veins are known to occur. three shears/veins are known to outcrop on the claims and are reported to host precious metal mineralization associated with pyrite, galena, sphalerite, with lesser chalcopyrite and tetrahedrite. These veins range in thickness from a few inches to several feet in width and have been traced through the workings in excess of 750 feet. Several veins were noted to increase in thickness at depth and these veins were never explored to their full extent.

Approximately 5 line-kilometres of soil sampling was completed by Daiwan Engineering Ltd. in 1989 over the main showings.This program reportedly identified both silver and copper-zinc anomalies trending east west. Detailed rResults of this relatively small scale program were not available

The dominant type of precious metal mineralization on the property occurs in quartz veins and silicified shear zones. Several gold-bearing quartz veins that are known to exist and have been mapped within the boundaries of the claims exhibit a northwest trend. The vein mineralization is made up of a series of sub-parallel quartz veins mineralized with pyrite, galena, sphalerite and lesser chalcopyrite and tetrahedrite. The main vein that was mined historically was mapped slightly more east-west trending. These quartz veins parallel the contact between the intrusive and the metavolcanics and metasediments in the area of the claims. This trend indicates that the veining is syngenetic to the intrusive activity and that the source of the precious metal mineralization is either the intrusive themselves or a result of remobilization and concentration of precious metals from the metavolcanics and metasediments. The former is the most likely theory and provides another potential target within the claim area: that of porphyry hosted gold deposits. More detailed mapping and sampling is required to identify the exact nature and scope of these additional targets.

Map Supplied Supplementally.

Our Proposed Exploration Program

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

Our exploration program is designed to economically explore and evaluate our properties. We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

Rod W. Husband will oversee and conduct the exploration on our property. See "Business - Property Geology" for a description of Mr. Husband's qualifications.

We intend to implement an exploration program and intend to proceed in the following phases:

Phase 1 will be an exploration program including reconnaissance mapping, geophysics and geochemical sampling which is recommended by the Husband Report to determine the extent of the mineralized vein system and to assess the mineralized shear zones as well as altered and mineralized intrusives on the southern portion of the property. Previous soil grids that were limited in scale will be re-established and expanded to delineate geochemical anomalies. A geophysical survey over these grids is planned to identify projected veining. Detailed geological mapping in area of grids will take place to identify veining and bedrock alteration associated with possible porphyry gold targets.

When available, existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin trenching the area.

Trenches are generally approximately 150 feet in length and 10-20 feet wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They allow for easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

Phase 1 will take about 2 months and cost up to $45,000.

Phase 2 will be further programs of trenching and drilling contingent upon favorable results of the preceding exploration phase. Work would begin with trenching in areas of geochemical anomalies which would be useful to expose bedrock for mapping.

The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

Phase 2 will take about 3 months and cost up to $127,000. We will have to raise more money before we can complete Phase 2.

If we find mineralized materials, we intend to try to explore the reserves ourselves, and/or bring in other interested parties or partners.

Competitive Factors

The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal of mineral from out of our property. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This Act sets forth rules for locating claims, posting claims, working claims and reporting work performed.

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration of mining properties. Its goals are to protect the environment through a series of regulations affecting Health and Safety, Archaeological Sites and exploration access.

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if exploration is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river or lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the Act and will continue to comply with the Act in the future. We believe that compliance with the Act will not adversely affect our business operations in the future.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be Fred Tse and Ernest Cheung, our officers and directors.

Employees and Employment Agreements

At present, we have no employees, other than Messrs. Tse and Cheung, our officers and directors, who were not paid any compensation for their services. Messrs Tse and Cheung do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employee.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or word which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations. We must raise cash in order to implement our plan and stay in business.

To meet our needs for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. What ever money we do raise, will be applied to exploration. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have obtained demand loans of $158,516 from our officers. See "Risk Factors - Risks Associated with our Company - We owe our officers and directors a substantial amount of money that they are entitled to demand at any time and if they demand repayment of the amount we owe them it may compromise our business operations and you could lose your investment.". At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We may not be able to continue for the next 12 months unless we obtain additional capital to pay our bills. Our founders have not made a commitment of financial support to meet our obligations and we have not generated any revenues and no revenues are anticipated unless and until gold is discovered on the property that we have an interest. Accordingly we must raise cash from other than the sale of the gold. We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in the number of our employees.

Limited Operating History - Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct research and exploration of our property before we start production on any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, explore or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on February 1, 2002

We just recently acquired our first property and are commencing the research and exploration stage of our mining operations on that property at this time.

Since inception, we have used our common stock to raise money, we have also obtained demand loans totaling $158,516 from our officers, for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception to April 5, 2002 was $6,000.00, as the result of proceeds received from advances.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 900,000 founders shares on February 1, 2002. This was accounted for as advances of $6,000.00. Since our inception, Mr. Fred Tse and Archer Pacific Management Inc., advanced demand loans to us in the total sum of $158,516, which are used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. We issued three promissory notes reflecting the demand loans and they are due upon demand. Mr. Fred Tse and Archer Pacific Management Inc. agreed that they will accept payment from us when the money is available.

As of April 5, 2002, our total assets were $158,272 and our total liabilities were $158,877.

MANAGEMENT

Officers and Directors

Each of our directors is elected by stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:
Full Name and Resident Address	Age	Positions
Fred Tse 186 Stevens Drive West Vancouver, BC, V7S 1C4	55	President and Director
Ernest Cheung 141-757 West Hastings St. #328 Vancouver, BC, V6C 1A1	51	Secretary/Treasurer and Director
Stephen Kenwood 2073 - 149th Street Surrey, BC, V4A 8L4	41	Director

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual general meeting of our stockholders.

Background of Officers and Directors

Mr. Fred Tse has been our President and member of our board of directors since the inception of our business. Mr. Tse has devoted approximately 100% of his professional time to our business and intends to continue to devote this amount of time in the future:

Mr. Tse has membership with the Association of Professional Engineers, Geologists and Geophysicists of Alberta and the Canadian Society of Exploration Geophysicists. Mr. Tse received a M.Sc. in Applied Geophysics from Columbia University of New York, and, B.A. Honours, Physics and Mathematics from Doane College, Crete, Nebraska.

Mr. Tse has been involved in venture capital markets for many years, through his involvement with various public and private companies.

After Mr. Tse left Pacific International Securities Inc. in December 2001, He started to prepare for establishing Longbow Mining Corp. and became President in February, 2002. Mr. Tse is currently the President of Longbow Mining Corporation

Since 1997 to December, 2001 he was an Investment Advisor with Pacific International Securities Inc.

Since 1994 to 1996 he was a Senior Geophysicist with Teknica Petroleum Services Ltd.

Since 1988 to 1993 he was a Consulting Geophysicist with Sabor Energy Inc.

Since 1983 to 1986 he was Chief Geophysicist with Ulster Petroleums Ltd.

Since 1986 to 1988 he was a Staff Geophysicist with Husky Oil Operations Ltd.

Since 1981 to 1983 he was Senior Geophysicist with Norcen Energy Resources Limited in Northwestern Alberta and Northeastern British Columbia.

Since 1977 to 1981 he was Senior Geophysicist with Gulf Canada Resources Inc. in Northeastern British Columbia.

Mr. Ernest Cheung has been our Secretary, Treasurer and member of our board of directors since the inception of our business. Mr. Cheung has devoted approximately 10% of his professional time to our business and intends to continue to devote this amount of time in the future:

Mr. Cheung received a Bachelors Degree in Math in 1973 from University of Waterloo, Ontario. He received a MBA in Finance and Marketing from Queen's University, Ontario, in 1975.

Mr. Cheung has been involved in venture capital markets for many years.

Since January of 1997, Mr. Cheung has been the President of Agro International Holdings Inc., an Agriculture Company (AOH:TSX).

Since May, 2000, Mr. Cheung has been President of China NetTV Holdings Inc., a Set-Top Box Technology Company (CTVH:OTCBB).

Since April, 1997 Mr. Cheung has been Secretary of Drucker Inc., an Oil and Gas Company (DKIN:OTCBB).

Since June, 1998 Mr. Cheung has been an independent director of ITT World Investment Group Inc., a Beverage Distribution company (IWI.A:TSX).

Since April, 1999 Mr. Cheung has been an independent director of NetNation Communications Inc., a Domain Name Registration company (NNCI:NASDAQ).

Since August, 1998. Mr. Cheung has been a Director of Pacific E. Link Corp., an advertising company (PLC:TSX).

Since May, 1995 Mr. Cheung has been President of Richco Investors Inc., a company which provides capital market services (YRU.A:TSX).

Since March, 1997 Mr. Cheung has been an independent director of Spur Ventures Inc., a Fertilizer company (SVU:TSX).

Since December, 2001 Mr. Cheung has been Secretary of The Link Group Inc., an Internet Surveillance company (LNKG:OTCBB).

Since March, 1997 Mr. Cheung has been Secretary of Xin Net Corp., a China Internet company (XNET:OTCBB)

From 1991 to 1993 he was Vice-President of Midland Walwyn Capital, Inc. of Toronto, Canada, now known as Merrill Lynch Canada.

From 1992 until 1995 he served as Vice-President and Director of Tele Pacific International Communications Corp.

Mr. Stephen Kenwood has been a member of our board of directors since the inception of our business. Mr. Kenwood has devoted approximately 2% of his professional time to our business and intends to continue to devote this amount of time in the future:

Steve Kenwood is a registered member of the Association of Professional Engineers and Geoscientists of British Columbia. Mr. Kenwood received a Bachelor of Science (Geology) degree from the University of British Columbia in 1987.

Mr. Kenwood has been involved in the venture capital markets for the last eight years, through his involvement as a geological consultant and management consultant to various public and private companies.

During his 14 years as a geologist, Mr. Kenwood has gained valuable experience in the area of advanced project development.

Since March, 1996 Mr. Kenwood has been a director of Majestic Gold Corp., a natural resource exploration company which list listed on the TSX (MJS:TSX).

Since September, 1997 Mr. Kenwood has been a director of Auterra Gold Corp., a natural resource exploration company which list listed on the TSX (AUW:TSX).

From July, 1999 to November 2001, Mr. Kenwood was a director of Gothic Resources Inc. (since re-named American Natural Energy Corp.) a natural resource exploration company which is listed on the TSX (ANR.U:TSX).

From February, 2000 to October, 2000, Mr. Kenwood was a director of Cheni Resources Inc. a natural resource exploration company which is listed on the TSE (CHB:TSE).

From June, 1996 to July, 1999 Mr. Kenwood was a director of Kinvara Ventures Inc., a natural resource exploration company which is listed on the TSX (KIN:TSX).

From April, 1997 to February, 1998 Mr. Kenwood was President and a Director of Indio Ventures Inc, an oilfield service company which is listed on the TSX.

From May, 1995 to March, 1999 Mr. Kenwood was a Director of Miner River Resources Inc. (since re-named Eagle Plains Resources Ltd., a natural resource exploration company which is listed on the TSX (EPL:TSX).

Since 1993 Mr. Kenwood has been a partner with MCG Market Catalyst Group Inc., a private venture capital group based in Vancouver, British Columbia.

From June 1993 to June 1995 , Mr. Kenwood worked on a long-term contract with Adrian Resources Ltd. on the Petaquilla porphyry copper-gold deposit in Panama.

As President of Pebble Beach Geological Services Ltd., Mr. Kenwood worked as an independent geological consultant since 1992.

From January 1990 to August 1991, Mr. Kenwood worked as a project geologist at Eskay Creek for Prime Exploration Ltd.

Mr. Kenwood was a geologist with Cominco, Ltd. on the Snip gold mine from July 1987 to December, 1989.

Conflicts of Interest

We believe that Mr. Stephen Kenwood will be subject to conflicts of interest. The conflicts of interest arise from Mr. Kenwood's relationships with other mining corporations. In the future, Mr. Kenwood will continue to be involved in the mining business for other entities and their involvement could create a conflict of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflicts that we foresee is Mr. Kenwood's devotion of time to mining projects that do not involve us.

Specifically, Mr. Kenwood is a director of Gothic Resources Inc., Majestic Gold Corp. and Auterra Gold Corp., all of which are engaged in the mining business.

EXECUTIVE COMPENSATION

Messrs. Tse, Cheung and Kenwood, our officers and directors, were not compensated for their services and there are no plans to compensate them in the near future until such time as we generate sufficient revenue to do so. The proceeds of this offering will not be used to compensate them.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares:

The persons named below may be deemed to be a parent and promoter of our company within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Tse and Mr. Cheung are the only promoters of our company.
Name and Address of Beneficial Owner	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering	Percentage of Ownership if No Shares are Sold in the Offering
Fred Tse 186 Stevens Drive West Vancouver, BC V7S 1C4	300,000	300,000	10.34	33.33
Ernest Cheung [1] 141-757 West Hastings Street, #328 Vancouver, BC V6C 1A1	600,000	600,000	20.68	66.67
Stephen Kenwood 2073 - 149th Street, Surrey, BC, V4A 8L4	nil	nil	nil	nil
All Officers and Directors, as a Group (2 persons)	900,000	900,000	31.04	100

[1] These shares are held by Archer Pacific Management Inc., a company wholly owned by Mr. Ernest Cheung.

Future Sales by Existing Stockholders

A total of 900,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 common stock with a par value of $0.001 per share. The holders of our common stock:

  have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding-up of our affairs;

  do have preemptive or preferential rights to subscribe for or purchase their proportionate part of any shares which may be issued by us at any time; and

  are entitled to one non-cumulative vote per share on all matters on which stockholders may vote;

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Penny Stock

Our common stock is not listed or quoted on any national securities exchange or trading medium. The Securities and Exchange Commission has adopted a rule that defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and

  that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience and objectives of the person; and

  make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and

  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your share and may cause the price of the shares to decline. See "Risk Factors - Risks Associated with This Offering - 1. Because our common stock is penny stock, you may not be able to resell our shares.".

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 31.04% of our outstanding shares.

A simple majority vote is required for shareholders to take action.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Market Information

There is no public trading market for our common stock. No common stock of our company is subject to outstanding options or warrants to purchase. No securities are convertible into common stock.. The number of shares of the common stock that could be sold pursuant to Rule 144 of the Securities Act are held by Fred Tse and Archer Pacific Management which total 900,000 shares. Under Rule 144, the 900,000 shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Fred Tse and Archer Pacific Management have not requested that we register their 900,000 shares under the Securities Act for sale.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Stock Transfer Agent

Our stock transfer agent for our securities is Signature Stock Transfer Inc., 14675 Midway Road, Suite 221, Dallas, Texas, USA, 75244.

CERTAIN TRANSACTIONS

In February 1, 2002, we issued a total of 900,000 shares of restricted common stock to Mr. Fred Tse and Ernest Cheung (in the name of his company, Archer Pacific Management Inc.) officers and directors of the company. This was accounted for as advances of $6,000.00.

Since our inception, Mr. Fred Tse and Archer Pacific Management Inc., advanced demand loans to us in the total sum of $158,516, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are three promissory notes reflecting the loans and they are not due on a specific date. See "Risk Factors".

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to April 5, 2002, included in this prospectus, have been audited by Cunningham & Associates, LLP, of Toronto, Ontario, as set forth in their report included in this prospectus.

LEGAL MATTERS

Fraser and Company, Barristers and Solicitors, 1200 - 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2, telephone (604) 669-5244 have acted as legal counsel for our company.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by management of the Company and reported on by an Independent Certified Public Accountant.

Our audited financial statements from inception to April 5, 2002 and unaudited financial statements for the period ended September 20, 2002, immediately follow:

LONGBOW MINING CORP.

(A PRE-EXPLORATION STAGE COMPANY)

REPORTS AND FINANCIAL STATEMENTS

APRIL 5, 2002

(Stated in US Dollars)

(Audited)

AUDITOR'S REPORT

To the Board of Directors of
Longbow Mining Corp.

We have audited the balance sheet of Longbow Mining Corp. as at April 5, 2002 and the statements of operations, cash flows and changes in shareholders' equity for the period from February 1, 2002 (date of incorporation) to April 5, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of the company as at April 5, 2002 and the results of its operations and its cash flows for the period from February 1, 2002 (date of incorporation) to April 5, 2002 in conformity with accounting principles generally accepted in the United States of America.

Cunningham & Associates LLP

/s/ "Cunningham & Associates LLP"
Chartered Accountants
Toronto, Ontario

April 8, 2002

LONGBOW MINING CORP.
(A Pre-Exploration Stage Company)
BALANCE SHEET
APRIL 5, 2002
(Stated in U.S. Dollars)
(Audited)
_________________________________________________________________________

ASSETS
Current
Cash	$158,272

___________________________________________________________________________________
LIABILITIES
Current
Accounts Payable and accrued liabilities	361
Due to shareholders (Note 3)	158,516
____________________________________________________________________________________
$158,877
SHAREHOLDERS' EQUITY
Share capital (Note 4)	6,000
Deficit accumulated during the pre-exploration stage	(6,605)
_____________________________________________________________________________________
$(605)
$158,272

Approved on behalf of the Board:

"Fred Tse, Director"

See notes to financial statements

LONGBOW MINING CORP.
(A Pre-Exploration Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 1, 2002 (INCORPORATION)
TO APRIL 5, 2002
(Stated in U.S. Dollars)
(Audited)
__________________________________________________________________________

REVENUE	$
EXPENSES
Bank Charges	8
Legal	4,301
Staking Fees	2,296
________________________________________________________________________________
6,605
________________________________________________________________________________
LOSS FROM OPERATIONS BEFORE INCOME TAXES	(6,605)
Provision for income taxes	-
________________________________________________________________________________
NET LOSS BEING DEFICIT ACCUMULATED DURING THE PRE-EXPLORATION STAGE	$(6,605)
_________________________________________________________________________________
BASIC LOSS PER SHARE	(0.0073)
BASIC COMMON SHARES OUTSTANDING	900,000

See notes to financial statements

LONGBOW MINING CORP.
(A PRE-EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 1, 2002 (INCORPORATION) TO

APRIL 5, 2002
(Stated in U.S. Dollars)
(Audited)
_________________________________________________________________________

Cash Flows From Operating Activities: Net loss for the period	$(6,605)
Accounts payable and accrued liabilities	361
__________________________________________________________________________________
(6,244)
__________________________________________________________________________________
Cash Flows From Financing Activities: Due to shareholders Proceeds from issuance of common shares	158,516 6,000
__________________________________________________________________________________
164,516
__________________________________________________________________________________
Cash and cash equivalents, end of period, being cumulative amounts since inception	$158,272
__________________________________________________________________________________
During the year, the company had cash flows arising from interest and income taxes paid as follows:
__________________________________________________________________________________
Interest paid Income Taxes Paid	$ - -
__________________________________________________________________________________

See notes to financial statements

LONGBOW MINING CORP.
(A PRE-EXPLORATION STAGE COMPANY)
STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM FEBRUARY 1, 2002 (INCORPORATION) TO APRIL 5, 2002
(Stated in U.S. Dollars)
(Audited)
____________________________________________________________________________

	Common Share
	Shares	Amount	Deficit	Total
February 1, 2002	-	$ -	$ -	$ -
Issuance of shares for cash	900,000	6,000	-	6,000
Net loss for the period	-	-	(6,605)	(6,605)
_____________________________________________________________________________________
Balance, April 5, 2002	900,000	$6,000	$(6,605)	$(605)

_____________________________________________________________________________________

See notes to financial statements

LONGBOW MINING CORP.
(A PRE-EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
APRIL 5, 2002
(Stated in U.S. Dollars)
(Audited)
__________________________________________________________________

1. NATURE OF OPERATIONS

Longbow Mining Corp (the "Company") a pre-exploration stage company was incorporated in the State of Nevada, USA on February 1, 2002.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

Net Income (loss) Per Share

Net income (loss) per share is computed by dividing net loss by the weighted average number of common share outstanding for the period less the shares subject to repurchase.

Foreign Currency Transactions

Transactions in foreign currencies during the period are translated into United States dollars at the rates of exchange ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are incorporated into the financial statements by translating foreign currencies into United Sates dollars at the rates of exchange ruling on the balance sheet date. Exchange differences arising are dealt within the income statements.

Income Taxes

The Company account for income taxes under SFAS No. 109, which requires the assets and liabilities approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse.

3. DUE TO SHAREHOLDERS

Note payable to Archer Pacific Management Inc. $139,011
Note payable to Fred Tse $ 19,505
 158,516

Amount due to shareholders are unsecured, non-interest bearing and has no fixed repayment terms.

LONGBOW MINING CORP.
(A PRE-EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
APRIL 5, 2002
(Stated in U.S. Dollars)
(Audited)
______________________________________________________________________

4. SHARE CAPITAL

_____________________________________________________________________________________

Authorized
75,000,000 Common shares

Issued and outstanding 900,000 Common shares	$6,000

_____________________________________________________________________________________

LONGBOW MINING CORP.
(A Pre-Exploration Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 6, 2002
TO SEPTEMBER 20, 2002
(Stated in U.S. Dollars)
(Unaudited)

| | 2002 | Inception Through Sep-20 2002 |
|---|---|---|
| REVENUE | $ - | $ - |
| EXPENSES | | |
| Bank Charges and Interest | 18 | 26 |
| General and Office | 184 | 184 |
| Legal and Accounting | 20,625 | 24,926 |
| Occupancy | 1,935 | 1935 |
| Staking and Geology Fees | 1290 | 3586 |
| | 24,052 | 30,657 |
| LOSS FROM OPERATIONS BEFORE INCOME TAXES | (24,052) | (30,657) |
| Provision for income taxes | - | - |
| NET LOSS BEING DEFICIT ACCUMULATED DURING THE PRE-EXPLORATION STAGE | ($24,052) | ($30,657) |
| BASIC LOSS PER SHARE | (0.0267) | (0.0341) |
| BASIC COMMON SHARES OUTSTANDING | 900,000 | 900,000 |

See notes to financial statements

LONGBOW MINING CORP.
(A PRE-EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 6, 2002
TO SEPTEMBER 20, 2002
(Stated in U.S. Dollars)
(Unaudited)

	2002	Inception Through Sep-20 2002
Cash Flows From Operating Activities:		
Net loss for the period	(24,052)	(30,657)
Changes in non-cash working capital		
Accounts payable and accrued liabilities	4,515	4,876
Cash Flows From Financing Activities:		
Due to shareholders	-	158,516
Proceeds from issuance of common shares	-	6,000
		164,516
Change in Cash and Cash Equivalent	(19,537)	138,735
Cash and cash equivalents, beginning of period	158,272	-
Cash and cash equivalents, end of period	138,735	138,735

	2002	2002
Interest paid	-	-
Income Taxes Paid	-	-

See notes to financial statements

| | Common Share | | | |
|---|---|---|---|---|
| | Shares | Amount | Deficit | Total |
| February 1, 2002 | - | $ - | $ - | $ - |
| Issuance of shares for cash | 900,000 | 6,000 | - | 6,000 |
| Net loss for the period | - | - | (30,657) | (30,657) |
| Balance, SEPTEMBER 20, 2002 | 900,000 | $6,000 | (30,657) | (24,657) |

See notes to financial statements

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XL of the Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement.

2. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:
SEC Registration Fee	$ 18.40
Printing Expense	$4,000.00
Accounting Fees and Expenses	$4,000.00
Legal Fees and Expenses	$31.250.00
Blue Sky Fees/Expenses	$5,000.00
Transfer Agent Fees	$3,000.00
Miscellaneous Expenses	$2,731.60
TOTAL:	$50,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since inception on February 1, 2002, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Fred Tse 186 Stevens Drive West Vancouver, BC V7S 1C4	February 1, 2002	300,000	$2,000
Archer Pacific Management Inc. 141-757 W. Hastings St. Vancouver, BC V6C 1C1	February 1, 2002	600,000	$4,000

We issued the foregoing restricted shares of common stock to Mr. Fred Tse and Archer Pacific Management Inc. (wholly owned by Mr. Ernest Cheung) under Section 4(2) of the Securities Act of 1933. Mr. Fred Tse and Archer Pacific Management Inc. (wholly owned by Mr. Ernest Cheung) are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed, unless otherwise noted.
Exhibit No.	Document Description
3.1*	Articles of Association
3.2*	Bylaws
4.1*	Specimen Stock Certificate
4.2*	Promissory Note to Archer Pacific Management Inc. for US$100,000.00
4.3*	Promissory Note to Archer Pacific Management Inc. for US$39,010.97
4.4*	Promissory Note to Fred Tse for US$19,506.16
5.1*	Opinion of Fraser and Company, Barristers and Solicitors, regarding the legality of the Securities being registered.
10.1*	Gabi Claim
10.2*	Madi Claim
10.3*	Wyatt 1 Claim
10.4*	Wyatt 2 Claim
10.5*	Wyatt 3 Claim
10.6*	Wyatt 4 Claim
10.7*	Wyatt 5 Claim
10.8*	Wyatt 6 Claim
10.9*	Wyatt 7 Claim
10.10*	Wyatt 8 Claim
10.11*	Bill of Sale Absolute
10.12*	Statement of Trustee
10.13*	Deed
23.1	Consent of Auditors
23.2	Consent of Fraser and Company
99.1*	Subscription Agreement

*  Incorporated by reference to same exhibit filed with the Company's Form SB-2 Registration Statement on April 24, 2002.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.   To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (S 230.424(b) of the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c.   To include any additional or changed material information with respect to the plan of distribution.

2.   For determining liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.   To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned thereto authorized, in Vancouver, British Columbia, on this 24th day of October, 2002.

LONGBOW MINING CORP.

By: /s/ "Fred Tse"
Fred Tse, President and Director

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signatures appears below constitutes and appoints Fred Tse, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
(Signature) (Title) (Date)	/s/ "Fred Tse" Fred Tse President and Director October 24, 2002
(Signature) (Title) (Date)	/s/ "Ernest Cheung" Ernest Cheung Secretary and Director (who also performs the function of principal financial officer and principal accounting officer) October 24, 2002